Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of January 18, 2017

(In alphabetical order)

AMVEST Coal & Rail, L.L.C. (a Virginia limited liability company)	CONSOL Mining Holding Company LLC (a Delaware limited
AMVEST Coal Sales, Inc. (a Virginia corporation)	liability company)
AMVEST Corporation (a Virginia corporation)	CONSOL of Canada Inc. (a Delaware corporation)
AMVEST Gas Resources, Inc. (a Virginia corporation)	CONSOL of Central Pennsylvania LLC (a Pennsylvania limited
AMVEST Mineral Services, Inc. (a Virginia corporation)	liability company)
AMVEST Minerals Company, L.L.C. (a Virginia limited liability	CONSOL of Kentucky Inc. (a Delaware corporation)
company)	CONSOL of Ohio LLC (an Ohio limited liability company)
AMVEST Oil & Gas, Inc. (a Virginia corporation)	Consol Pennsylvania Coal Company LLC (formerly CONSOL
AMVEST West Virginia Coal, L.L.C. (a West Virginia limited	Pennsylvania Coal Company) (a Delaware limited liability
liability company)	company)
Braxton-Clay Land & Mineral, Inc. (a West Virginia corporation)	Fola Coal Company, L.L.C. d/b/a Powellton Coal Company (a West
Cardinal States Gathering Company (a Virginia general partnership)	Virginia limited liability company)
CNX Coal Resources GP LLC (a Delaware limited liability	Glamorgan Coal Company, L.L.C. (a Virginia limited liability
company)	company)
CNX Coal Resources LP (a Delaware limited partnership)	Helvetia Coal Company (a Pennsylvania corporation)
CNX Funding Corporation (a Delaware corporation)	Island Creek Coal Company (a Delaware corporation)
CNX Gas Company LLC (a Virginia limited liability company)	Knox Energy, LLC (a Tennessee limited liability company)
CNX Gas Corporation (a Delaware corporation)	Laurel Run Mining Company (a Virginia corporation)
CNX Land LLC (a Delaware limited liability company)	Leatherwood, Inc. (a Pennsylvania corporation)
CNX Marine Terminals Inc. (formerly Consolidation	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability
Coal Sales Company) (a Delaware corporation)	company)
CNX Operating LLC (a Delaware limited liability company)	MOB Corporation (a Pennsylvania corporation)
CNX RCPC LLC (a Delaware limited liability company)	Mon-View, LLC (a West Virginia limited liability company)
CNX Thermal Holdings LLC (a Delaware limited liability	MTB LLC (a Delaware limited liability company)
company)	Nicholas-Clay Land & Mineral, Inc. (a Virginia corporation)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (d/b/a	Panda Bamboo Holdings, Inc. (a Delaware corporation)
CONVEY Water Systems) (a West Virginia limited liability	Paros Corp. (a Delaware corporation)
company)	Peters Creek Mineral Services, Inc. (a Virginia corporation)
Coalfield Pipeline Company (a Tennessee corporation)	R&PCC LLC (a Pennsylvania limited liability company)
Conrhein Coal Company (a Pennsylvania general partnership)	TEAGLE Company, L.L.C. (a Virginia limited liability company)
CONSOL Amonate Facility LLC (a Delaware limited liability	TECPART Corporation (a Delaware corporation)
company)	Terra Firma Company (a West Virginia corporation)
CONSOL Amonate Mining Company LLC (a Delaware limited	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability
liability company)	company)
CONSOL Energy Canada Ltd. (a Canadian corporation)	Terry Eagle Limited Partnership (a West Virginia limited
CONSOL Energy Holdings LLC VI (a Delaware limited liability	partnership)
company)	Vaughan Railroad Company (a West Virginia corporation)
CONSOL Energy Sales Company (formerly CONSOL Sales	Windsor Coal Company (a West Virginia corporation)
Company) (a Delaware corporation)	Wolfpen Knob Development Company (a Virginia corporation)
CONSOL Financial Inc. (a Delaware corporation)
CONSOL Mining Company LLC (a Delaware limited liability company)